                                                                  EXHIBIT 25.1

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM T-1

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 805(B)(2) ______

                               ---------------

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                                   75-2353745
         (State of incorporation                 (I.R.S. employer
         if not a national bank)                identification No.)

        2001 Ross Avenue, Suite 2700               75201-2936
               Dallas, Texas                       (Zip Code)
           (Address of trustee's
       principal executive offices)

                             Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                         2001 Ross Avenue, Suite 2700
                           Dallas, Texas 75201-2936
                                (214) 754-1200
          (Name, address and telephone number of agent for service)

                               ---------------

                             American Rice, Inc.
             (Exact name of obligor as specified in its charter)

                     Texas                         75-0231626
        (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)         identification No.)

        16825 Northchase Drive, Suite 1600
                Houston, Texas                        77060
     (Address of principal executive offices)       (Zip Code)


                       ______ % Mortgage Notes due 2002
                     (Title of the indenture securities)

===============================================================================

                                    GENERAL

1.      General Information.

        Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

        (b)     Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.      Affiliations with Obligor and Underwriters.

        If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

3.      Voting Securities of the Trustee.

        Furnish the following information as to each class of voting securities of the Trustee:

                             As of July 24, 1995

- --------------------------------------------------------------------------------
                   Col A.                               Col B.

- --------------------------------------------------------------------------------
               Title of Class                      Amount Outstanding

- --------------------------------------------------------------------------------
    Capital Stock - par value $100 per share          5,000 shares

4.      Trusteeships under the Other Indentures.

        Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

        Not Applicable

6.      Voting Securities of the Trustee Owned by the Obligor or its Officials.

        Not Applicable

7.      Voting Securities of the Trustee Owned by Underwriters or their
        Officials.

        Not Applicable

8.      Securities of the Obligor Owned or Held by the Trustee.

        Not Applicable

9.      Securities of the Underwriters Owned or Held by the Trustee.

        Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

        Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

        Not Applicable

12.     Indebtedness of the Obligor to the Trustee.

        Not Applicable

13.     Defaults by the Obligor.

        Not Applicable

14.     Affiliations with the Underwriters.

        Not Applicable

15.     Foreign Trustee.

        Not Applicable

16.     List of Exhibits.

        T-1.1 -- A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.2 -- A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.3 -- A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.4 -- A copy of the By-laws of the U.S. Trust Company of Texas,
                 N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
                 No. 22-21897.

        T-1.5 -- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

        T-1.6 -- A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

        NOTE

As of July 24, 1995 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of August 5, 1993 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 9,653,964 shares of $5 par value Common Stock as of July 24, 1995.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                               ----------------

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 25th day of July, 1995.

                                U.S. Trust Company of Texas, N.A.,
                                Trustee



                                By: /s/ John C. Stohlmann
                                    --------------------------
                                        John C. Stohlmann
                                        Vice President

                                                                  EXHIBIT T-1.5

                              CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of American Rice, Inc. ______ % Mortgage Notes due 2002, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                U.S. Trust Company of Texas, N.A.



                                By: /s/ John C. Stohlmann
                                    --------------------------
                                        John C. Stohlmann
                                        Vice President

                                                                EXHIBIT T-1.6

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081
                               Expires March 31, 1998

Federal Financial Institutions Examination Council
- --------------------------------------------------------------------------------
[LOGO]                                                                       [1]

                               Please refer to page 1, Table of Contents, for
                               the required disclosure of estimated burden.
- --------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only and
Total Assets of Less Than $100 Million - FFIEC 034

                                                 (950630)
Report at the Close of business June 30, 1995   ----------
                                                (RCRI9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or international Banking Facilities must file FFIEC 031.

- --------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,      Alfred B. Childs        SVP and Cashier
        ---------------------------------------------------
        Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Alfred B. Childs
- ----------------------------------------------
Signature of Officer Authorized to Sign Report

July 19, 1995
- ----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


/s/
- ----------------------------------------------
Director (Trustee)


/s/
- ----------------------------------------------
Director (Trustee)


/s/
- ----------------------------------------------
Director (Trustee)



- --------------------------------------------------------------------------------

For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

- --------------------------------------------------------------------------------

FDIC Certificate Number  / / / / / /
                         ----------
                         (RCRS9050)

 -                                               -
/ CALL NO. 192          34              06-30-95 /
  CERT. 33217          02805        STBK 48-6797
  U.S. TRUST COMPANY OF TEXAS, NATIONAL
  500 NORTH AKARD, SUITE 2100
/  DALLAS, TX  75201                             /
- -                                               -

U.S. Trust Co. of Texas, N.A.                     Call Date: 06/30/95                     ST-BK: 486797                    FFIEC 034
2001 Ross Avenue                                                                                                           Page RC-1
Dallas, TX 75201                                  Vendor ID: D                            Cert: 33217
                                                                                                                             [ 9 ]

Transit Number: 11101765

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                             C100
                                                                               Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions:
    a. Noninterest-bearing balances and currency and coin (1,2) ___________________________________ RCON 0081  [   346] 1.a
    b. Interest-bearing balances (3) ______________________________________________________________ RCON 0071  [    33] 1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) _________________________________ RCON 1754  [     0] 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) _______________________________ RCON 1773  [30,254] 2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold (4) _____________________________________________________________________ RCON 0276  [     0] 3.a
    b. Securities purchased under agreements to resell (5) ________________________________________ RCON 0277  [     0] 3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C) __________ RCON 2122  [29,352]                     4.a
    b. LESS: Allowance for loan and lease losses ______________________________ RCON 3123  [   421]                     4.b
    c. LESS: Allocated transfer risk reserve __________________________________ RCON 3128  [     0]                     4.c
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c) _______________________________________________________________ RCON 2125  [28,931] 4.d
 5. Trading assets ________________________________________________________________________________ RCON 3545  [     0] 5.
 6. Premises and fixed assets (including capitalized leases) ______________________________________ RCON 2145  [   570] 6.
 7. Other real estate owned (from Schedule RC-M) __________________________________________________ RCON 2150  [     0] 7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ______ RCON 2130  [     0] 8.
 9. Customers' liability to this bank on acceptance outstanding ___________________________________ RCON 2155  [     0] 9.
10. Intangible assets (from Schedule RC-M) ________________________________________________________ RCON 2143  [   646] 10.
11. Other assets (from Schedule RC-F) _____________________________________________________________ RCON 2160  [   542] 11.
12. a. Total assets (sum of items 1 through 11) ___________________________________________________ RCON 2170  [61,322] 12.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) ______________________________________________ RCON 0306  [     0] 12.b
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 12.a and 12.b) _______________________________________________________________ RCON 0307  [61,322] 12.c

________________
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income", and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

U.S. Trust Co. of Texas, N.A.                     Call Date: 06/30/95                     ST-BK: 486797                    FFIEC 034
2001 Ross Avenue                                                                                                           Page RC-2
Dallas, TX 75201                                  Vendor ID: D                            Cert: 33217
                                                                                                                             [ 10 ]

Transit Number: 11101765

SCHEDULE RC - CONTINUED

                                                                               Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)___________________ RCON 2200  [11,926] 13.a
       (1) Noninterest-bearing  (1)  __________________________________________ RCON 6631  [ 3,409]                     13.a.1
       (2) Interest-bearing ___________________________________________________ RCON 6636  [ 8,517]                     13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing ________________________________________________
       (2) Interest-bearing ___________________________________________________
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased (2) ________________________________________________________________ RCON 0278  [26,000] 14.a
    b. Securities sold under agreements to repurchase (3) _________________________________________ RCON 0279  [     0] 14.b
15. a. Demand notes issued to the U.S. Treasury ___________________________________________________ RCON 2640  [     0] 15.a
    b. Trading liabilities ________________________________________________________________________ RCON 3548  [     0] 15.b
16. Other borrowed money:
    a. With original maturity of one year or less _________________________________________________ RCON 2332  [     0] 16.a
    b. With original maturity of more than one year _______________________________________________ RCON 2333  [ 3,000] 16.b
17. Mortgage indebtedness and obligations under capitalized leases ________________________________ RCON 2910  [     0] 17.
18. Bank's liability on acceptances executed and outstanding ______________________________________ RCON 2920  [     0] 18.
19. Subordinated notes and debentures _____________________________________________________________ RCON 3200  [     0] 19.
20. Other liabilities (from Schedule RC-G) ________________________________________________________ RCON 2930  [ 2,497] 20.
21. Total liabilities (sum of items 13 through 20) ________________________________________________ RCON 2948  [43,423] 21.

22. Limited-life preferred stock and related surplus ______________________________________________ RCON 3282  [     0] 22.
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus _________________________________________________ RCON 3838  [ 7,000] 23.
24. Common stock __________________________________________________________________________________ RCON 3230  [   500] 24.
25. Surplus (exclude all surplus related to preferred stock) ______________________________________ RCON 3839  [ 8,384] 25.
26. a. Undivided profits and capital reserves _____________________________________________________ RCON 3632  [ 2,012] 26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities _____________________ RCON 8434  [     3] 26.b
27. Cumulative foreign currency translation adjustments ___________________________________________
28. a. Total equity capital (sum of items 23 through 27) __________________________________________ RCON 3210  [17,899] 28.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) ______________________________________________ RCON 0306  [     0] 28.b
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 28.a and 28.b) _______________________________________________________________ RCON 3559  [17,899] 28.c
29. Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) _________________________________ RCON 2257  [61,322] 29.

Memorandum
 To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                    Number
    auditors as of any date during 1994 ___________________________________________________________ RCON 6724  [   N/A] M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Recent securities sold under agreements to repurchase that involve the receipt of immediately available funds and